AMENDMENT TO THE HUNTINGTON FUNDS

INVESTMENT ADVISORY AGREEMENT

THIS AMENDMENT TO THE HUNTINGTON FUNDS INVESTMENT ADVISORY AGREEMENT (“Amendment”) dated as of June 22, 2012 is by and between The Huntington Funds (the “Trust”) and Huntington Asset Advisors, Inc. (the “Adviser”).

W I T N E S S E T H:

WHEREAS, the Trust and Adviser are parties to that certain Huntington Funds Investment Advisory Agreement dated as of June 23, 2006 (such agreement, together with all exhibits, schedules, amendments, modifications, restatements, or other supplements thereto, and any other documents executed or delivered in connection therewith, the “Original Agreement”); and

WHEREAS, the Board of Trustees of the Trust approved the implementation of advisory fee breakpoints for the retail portfolios of the Trust, whereby the advisory fee rate shall be reduced for a retail portfolio automatically upon its assets reaching pre-determined levels, all as set forth on Schedule A.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Schedule A to the Original Agreement is hereby deleted in its entirety and replaced with the Amended and Restated Schedule A attached hereto and made a part hereof.

2. Unless otherwise specified, capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to them in the Original Agreement.

3. All references in the Original Agreement to the “Agreement” shall be deemed to be references to the Original Agreement, as amended hereby.

4. Except as expressly provided herein, the Original Agreement shall remain in full force and effect without any modification, amendment or change.

5. If any term, provision, covenant or condition of this Amendment, or any application hereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all provisions, covenants, and conditions of this Amendment, and all applications hereof, not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby, provided that the invalidity, voidness or unenforceability of such term, provision, covenant or condition does not materially impair the ability of the parties hereto to consummate the transactions contemplated hereby.

(Signature page follows)

IN WITNESS WHEREOF, this Amendment has been executed as of June 22, 2012 by a duly authorized officer of each party.

HUNTINGTON ASSET ADVISORS, INC.

By:	/s/ Michelle A. Forgach
Name:	Michelle A. Forgach
Title:	Chief Compliance Officer

THE HUNTINGTON FUNDS

By:	/s/ R. Jeffrey Young
Name:	R. Jeffrey Young
Title:	Chief Executive Officer

SCHEDULE A

TO THE HUNTINGTON FUNDS INVESTMENT ADVISORY AGREEMENT

BETWEEN

THE HUNTINGTON FUNDS AND HUNTINGTON ASSET ADVISORS, INC.

Amended and Restated as of June 22, 2012

Pursuant to Section 6, the Trust shall pay the Adviser compensation at an annual rate as follows:

Portfolio	Fee (as a percentage of average daily net assets)

Huntington U.S. Treasury Money Market Fund	.20%

Huntington Growth Fund	.60% on assets up to $500M .55% on assets from $500M to $1B .50% on assets in excess of $1B

Huntington Income Equity Fund	.60% on assets up to $500M .55% on assets from $500M to $1B .50% on assets in excess of $1B

Huntington Fixed Income Securities Fund	.50% on assets up to $500M .45% on assets from $500M to $1B .40% on assets in excess of $1B

Huntington Short/Intermediate Fixed Income Securities Fund	.50% on assets up to $500M .45% on assets from $500M to $1B .40% on assets in excess of $1B

Huntington Money Market Fund	.30% on assets up to $500M .25% on assets from $500M to $1B .20% on assets in excess of $1B

Huntington Ohio Municipal Money Market Fund	.30% on assets up to $500M .25% on assets from $500M to $1B .20% on assets in excess of $1B

Huntington Ohio Tax-Free Fund	.50% on assets up to $500M .45% on assets from $500M to $1B .40% on assets in excess of $1B

Huntington Mortgage Securities Fund	.50% on assets up to $500M .45% on assets from $500M to $1B .40% on assets in excess of $1B

Huntington Tax-Free Money Fund	.30% on assets up to $500M .25% on assets from $500M to $1B .20% on assets in excess of $1B

Huntington Intermediate Government Income Fund	.50% on assets up to $500M .45% on assets from $500M to $1B .40% on assets in excess of $1B

Huntington Longer Duration Fixed Income Fund	.50% on assets up to $500M .45% on assets from $500M to $1B .40% on assets in excess of $1B

IN WITNESS WHEREOF, each of the parties hereto has caused this instrument to be executed in its name and on its behalf by its duly authorized representative as of the date first above written.

HUNTINGTON ASSET ADVISORS, INC.

By:	/s/ Michelle A. Forgach
Name:	Michelle A. Forgach
Title:	Chief Compliance Officer

THE HUNTINGTON FUNDS

By:	/s/ R. Jeffrey Young
Name:	R. Jeffrey Young
Title:	Chief Executive Officer